UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42779	85-2262564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 24, 2025, Uniti Fiber ABS Issuer LLC and Uniti Fiber TRS Issuer LLC (collectively, the “Issuers”), each an indirect, bankruptcy-remote subsidiary of Uniti Group Inc. (the “Company,” and, together with the Issuers, “we,” “us,” or “our”), completed a private offering of $250,000,000 aggregate principal amount of secured fiber network revenue term notes, consisting of $180,000,000 5.177% Series 2025-2, Class A-2 term notes, $28,200,000 5.621% Series 2025-2, Class B term notes and $41,800,000 7.834% Series 2025-2, Class C term notes (collectively, the “Term Notes”), each with an anticipated repayment date (the “Term ARD”) in January of 2031.

The Term Notes were issued at an issue price of 100% of their respective principal amounts pursuant to an amended and restated indenture, dated as of October 24, 2025 (the “Base Indenture”), as supplemented by a Series 2025-2 Supplement thereto, dated as of October 24, 2025 (the “Series 2025-2 Supplement”), in each case by and among the Issuers, Uniti Fiber GulfCo LLC and Uniti Fiber TRS AssetCo LLC (the “Asset Entities” and, together with the Issuers, the “Obligors”), and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”). Copies of the Base Indenture and the Series 2025-2 Supplement are attached hereto as Exhibits 4.1 and 4.2, respectively.

In connection with the issuance of the Term Notes, the Base Indenture, as supplemented by the Series 2025-2 Supplement, also permits up to $75,000,000 of Series 2052-2, Class A-1 variable funding notes (the “Class A-1 Variable Funding Notes” and, together with the Term Notes, collectively, the “Series 2025-2 Notes”) issued by the Issuers. Drawings and the other terms related to the Class A-1 Variable Funding Notes are governed by the  Base Indenture, as supplemented by the Series 2025-2 Supplement, and a Class A-1-V Note Purchase Agreement, dated as of October 24, 2025 (the “VFN Purchase Agreement”), among the Obligors, Uniti Fiber Holdings Inc., as manager of the securitization program, certain committed note purchasers, conduit investors and funding agents, and Barclays Bank PLC, as the administrative agent. Subject to the future satisfaction of certain conditions described in the VFN Purchase Agreement, the committed note purchasers party thereto will provide commitments to fund the Class A-1 Variable Funding Notes from time to time (and issue certain letters of credit) on a revolving basis until the final anticipated repayment date for the Class A-1 Variable Funding Notes (or, if earlier, the date on which the commitments thereunder are automatically terminated or permanently reduced to $0). The initial anticipated repayment date for the Class A-1 Variable Funding Notes (the “VFN ARD” and together with the Term ARD, collectively, the “ARD”) is January 2029 and may be extended at the option of the Issuers for two additional one-year periods, in each case subject to the satisfaction of certain conditions described in the VFN Purchase Agreement. The Issuers expect to satisfy the availability conditions to establish the commitments under, and to thereafter fund, the Class A-1 Variable Funding Notes, however, there can be no assurance that the Issuers will ever be able to satisfy such conditions or that the Class A-1 Variable Funding Notes will ever be drawn even if so satisfied.

The issuance of the Series 2025-2 Notes represents the first issuance of the fiber network revenue variable funding notes, and the second issuance of fiber network revenue term notes, each issued under the Company’s existing securitization program. The securitization program involves certain of the Company’s fiber network assets and related customer contracts in the States of Alabama, Florida, Georgia, Louisiana, Mississippi and South Carolina. As of the closing of the transactions on October 24, 2025, the Issuers now have $839,000,000 aggregate principal amount of revenue term notes outstanding and $0 principal amount of variable funding notes outstanding.

The Base Indenture allows the Issuers to issue additional series of notes subject to certain conditions set forth therein, and the Base Indenture, together with the Series 2025-2 Supplement, and any other series supplements to the Base Indenture from time to time, is referred to herein as the “Indenture.”

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include success-based capital expenditures and/or repayment of outstanding debt.

Terms of the Series 2025-2 Notes

While the Series 2025-2 Notes are outstanding, scheduled payments of interest are required to be made on the 20th of each January, April, July and October of each year, commencing on January 20, 2026. No principal payments will be due on the Series 2025-2 Notes prior to the applicable ARD, unless certain rapid amortization or acceleration triggers are activated (and/or, in the case of the Series 2025-2 Variable Funding Notes, the occurrence and continuance of an event of default).

The legal final maturity date of each class of the Series 2025-2 Notes is in January 2056. If the Issuers have not repaid or refinanced any Series 2025-2 Notes prior to the relevant ARD, additional interest will accrue thereon in an amount equal to the greater of (i) 5.00% per annum and (ii) the amount, if any, by which the sum of the following exceeds the interest rate for such Series 2025-2 Note: (A) the yield to maturity (adjusted to a “mortgage-equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on the relevant ARD for such Series 2025-2 Note of the United States treasury security having a remaining term closest to 10 years plus (B) 5.00% per annum plus (C) the post-ARD note spread applicable to such Series 2025-2 Notes.

The applicable interest rate for Class A-1 Variable Funding Notes advances will generally be either a base rate or SOFR rate, determined at the option of the Issuers in accordance with the VFN Purchase Agreement (or an alternative rate determined in the manner provided in the VFN Purchase Agreement), plus 1.70% per annum. To the extent that a draw is funded or maintained by a conduit investor through the issuance of commercial paper, such draw shall bear interest at the CP funding rate (i.e., the cost of funds) to the conduit investor plus 1.70% per annum in the manner provided in the VFN Purchase Agreement.

Collateral and Guarantee

The Term Notes, the Class A-1 Variable Funding Notes and the existing series 2025-1 term notes issued under the Indenture on February 3, 2025 (collectively, the “Notes”) are obligations only of the Obligors pursuant to the Indenture. Pursuant to the Indenture and the related transaction documents, the Notes are guaranteed by each Asset Entity and each of the Issuer’s respective direct parent entity companies (each, a “Holdco Guarantor”), and such guarantees and the Notes are secured by security interests in the equity interests in each of the Issuers and substantially all of the assets of the Issuers and the other Obligors, which assets are primarily the fiber network assets and related customer contracts in the States of Alabama, Florida, Georgia, Louisiana, Mississippi and South Carolina that have been sold or contributed to the Asset Entities by the non-securitization subsidiaries of the Company and the revenue collections and other proceeds thereof. Neither the Company nor any subsidiary of the Company, other than the Obligors and the Holdco Guarantors (all of which are unrestricted subsidiaries under the Company’s other debt agreements), will guarantee or in any way be liable for the obligations of the Obligors under the Indenture or the Notes, and neither the Holdco Guarantors, the Issuers nor any of the other Obligors shall guarantee or in any way be liable for the obligations of the Company or its subsidiaries under the Company’s other debt agreements.

Covenants and Restrictions

The Notes are subject to a series of customary covenants and restrictions. These covenants and restrictions include (i) that the Issuers maintain a liquidity reserve account to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments, including specified make-whole payments in the case of certain optional prepayments of the Term Notes prior to the quarterly payment date in January 2029, and (iii) covenants relating to recordkeeping, access to information and similar matters. As provided in the Indenture, the Notes are also subject to rapid amortization in the event of a failure to maintain a stated debt service coverage ratio. A rapid amortization may be cured if the debt service coverage ratio exceeds a certain threshold for a certain period of time, upon which cure, regular amortization, if any, will resume. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.

The foregoing summaries of the Indenture, the Notes and the VFN Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Base Indenture, the Series 2025-2 Supplement and the VFN Purchase Agreement, which are filed as Exhibits 4.1, 4.2 and 10.1 hereto, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Amended and Restated Base Indenture, dated as of October 24, 2025, by and among Uniti Fiber ABS Issuer LLC, Uniti Fiber TRS Issuer LLC, Uniti Fiber GulfCo LLC, Uniti Fiber TRS AssetCo LLC and Wilmington Trust, National Association, as indenture trustee.
4.2	Series 2025-2 Supplement, dated as of October 24, 2025, by and among Uniti Fiber ABS Issuer LLC, Uniti Fiber TRS Issuer LLC, Uniti Fiber GulfCo LLC, Uniti Fiber TRS AssetCo LLC and Wilmington Trust, National Association, as indenture trustee.
10.1	Class A-1-V Note Purchase Agreement, dated October 24, 2025, among Uniti Fiber ABS Issuer LLC, Uniti Fiber TRS Issuer LLC, Uniti Fiber GulfCo LLC and Uniti Fiber TRS AssetCo LLC, Uniti Fiber Holdings Inc., as manager, certain conduit investors, financial institutions and funding agents, Barclays Capital Inc., as letter of credit provider, and Barclays Bank PLC, as the administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2025	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Sr. Executive Vice President - General Counsel and Secretary